CONSENT AND WAIVER AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT (this “Agreement”), dated as of November 21, 2008 is entered into by and among Cyberdefender Corporation, a California corporation (the “Company”), the undersigned holders of at least 75% of the outstanding principal amount of the Debentures (as hereinafter defined) (the “Holders”) and the Agent (as defined in the Purchase Agreement).

WHEREAS, pursuant to a Securities Purchase Agreement, dated September 12, 2006 (the “Purchase Agreement”), among the Company and the purchasers signatory thereto, the Holders purchased from the Company 10% Secured Convertible Debentures (the “Debentures”) and warrants to purchase Common Stock of the Company issued pursuant thereto (the “2006 Warrants”).

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the undersigned Holders hereby agree as follows:

1. Each of the undersigned Holders hereby consents, as required by Section 7(a) of the Debentures, to the issuance by the Company of up to $1,200,000 in aggregate principal amount of the Company’s 10% Convertible Promissory Notes, due eleven months from the date of issuance and convertible into shares of Common Stock at a conversion price of $1.25 per share, subject to adjustment as provided therein (such financing, “New Debt Financing” and such waiver, the “Waiver”); provided, however, the Waiver shall immediately terminate and be null and void as to any investment pursuant to the New Debt Financing by any investor in such New Debt Financing who is initially contacted by the Company, its placement agent or any representative thereof on or after December 5, 2008.

2. The Company hereby agrees to cause its legal counsel to issue a legal opinion to each of the undersigned Holders and the Company’s Transfer Agent that the shares of Common Stock issuable upon conversion of the Debentures (the “Debenture Shares”) and “cashless exercise” of the 2006 Warrants (collectively, the “144 Eligible Securities”) (a) may be sold pursuant to Rule 144 under the Securities Act without volume restrictions or manner of sale limitations as of the date hereof, assuming such Holders is not an “affiliate” of the Company as defined in Rule 405 under the Securities Act, and (b) that the certificates representing the 144 Eligible Securities may be issued without a restrictive legend as required pursuant to Section 4.1 of the Purchase Agreement.

3. Subject to the terms and conditions set forth herein, each undersigned Holder hereby acknowledges and agrees that the Company shall not be required to file or maintain the effectiveness of any registration statement registering the resale of any Debenture Shares or shares issuable upon exercise of the 2006 Warrants (the “2006 Warrant Shares”). The Company agrees and acknowledges that the 2006 Warrant Shares and the shares of Common Stock underlying the 18 month 10% convertible debentures issued or issuable to each of the Holders and each of the holders of the Debentures in payment of interest and liquidated damages pursuant to prior consent and waiver agreements (the “18 Month Debentures”) shall carry “piggyback” registration rights. As such, the Company shall include, in the first resale registration statement filed by the Company on Form S-1, or the then equivalent form, after the date hereof, at the election of the holders thereof (a) the 2006 Warrant Shares and (b) the shares of Common Stock underlying the 18 Month Debentures (together the “Piggyback Shares”); all such Piggyback Shares shall be included in the initial registration statement filed after the date hereof; provided, however, to the extent that all of the Piggyback Shares are not included in the initial registration statement filed after the date hereof, each Holder shall have the right to request the inclusion of its Piggyback Shares in subsequent registration statements until all such Piggyback Shares have been registered in accordance with the terms hereof. The Company shall use its best efforts to cause any registration statement filed in connection with this paragraph 3 to be declared effective by the Commission as promptly as is possible following it being filed with the Commission and to remain effective until all Piggyback Shares subject thereto have been sold or may be sold pursuant to Rule 144 under the Securities Act without volume restrictions or manner of sale limitations. All fees and expenses incident to the performance of or compliance with this paragraph 3 by the Company shall be borne by the Company whether or not any Piggyback Shares are sold pursuant to the registration statement. The Company shall indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them, each person who controls each Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, the “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the registration statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this paragraph 3, except to the extent, but only to the extent, that such untrue statements or omissions referred to in (i) above are based solely upon information regarding a Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Piggyback Shares and was reviewed and expressly approved in writing by such Holder expressly for use in the registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto.

4. In consideration of the Waiver and the consent provided by the Holders pursuant to this Agreement, the Company agrees to accelerate the maturity date of the 18 Month Debentures to September 12, 2009, which accelerated maturity date shall become automatically effective as of the date the Company issues the Current Report on Form 8-K described in paragraph 6 below. No later than five Business Days after filing date of such Form 8-K, the Company shall provide replacement debentures to each Holder memorializing such accelerated maturity date of the 18 Month Debentures.

5. The Company hereby makes to the Holders the following representations and warranties:

i. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

iii. Equal Consideration. Except as set forth in this Agreement and prior consent and waiver agreements entered into with the holders of at least 75% in outstanding principal amount of the Debentures, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

iv. Survival and Bring Down. All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

v. Shell Company. The Company is not and has never been a “shell company” as defined in Rule 405 under the Securities Act and therefore Rule 144(i) under the Securities Act is not applicable to the Company.

6. No later than 8:30 am (NY time) on December 6, 2008, the Company shall file a Current Report on Form 8-K disclosing (i) any closings under the New Debt Financing and the material terms thereof, and (ii) the transactions contemplated by this Agreement. The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

7. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

8. This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

9. The Company has elected to provide all Holders with the same terms and form of consent and waiver for the convenience of the Company and not because it was required or requested to do so by the Holders. The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this consent and waiver or the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Consent and Waiver Agreement is executed as of the date first set forth above.

CYBERDEFENDER CORPORATION

By:	/s/ Gary Guseinov
Name: Gary Guseinov
Title: Chief Executive Officer

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE
OF HOLDER TO
CONSENT AND WAIVER,
AMONG CYBERDEFENDER CORPORATION AND
THE HOLDERS THEREUNDER

Name of Holder: Bushido Capital Master Fund LP

By:	/s/ Ronald S. Dagar

Name: Ronald S. Dagar

Title: Director

COUNTERPART SIGNATURE PAGE
OF HOLDER TO
CONSENT AND WAIVER,
AMONG CYBERDEFENDER CORPORATION AND
THE HOLDERS THEREUNDER

Name of Holder: BCMF Trustees LLC

By:	/s/ Ronald S. Dagar

Name: Ronald S. Dagar

Title: Director

COUNTERPART SIGNATURE PAGE
OF HOLDER TO
CONSENT AND WAIVER,
AMONG CYBERDEFENDER CORPORATION AND
THE HOLDERS THEREUNDER

Name of Holder: Pierce Diversified Strategies Master Fund LLC Series BUS

By:	/s/ Ronald S. Dagar

Name: Ronald S. Dagar

Title: Attorney in Fact

COUNTERPART SIGNATURE PAGE
OF HOLDER TO
CONSENT AND WAIVER,
AMONG CYBERDEFENDER CORPORATION AND
THE HOLDERS THEREUNDER

Name of Holder: CAMOFI Master LDC

By:	/s/ Richard Smithline

Name: Richard Smithline

Title: Director